Exhibit 10.1

ADDENDUM TO

SHARE REPURCHASE AGREEMENT

This ADDENDUM (the “Addendum”), dated as of March 4, 2015, is made between ING Groep N.V., a public limited liability company formed under the laws of the Netherlands (“ING Group”) and Voya Financial, Inc., a Delaware corporation (the “Company”).

WHEREAS, on March 2, 2015, ING Group and the Company entered into that certain Share Repurchase Agreement (the “Share Repurchase Agreement”) pursuant to which the Company is repurchasing from ING Group shares of the Company’s common stock (the “Repurchased Shares”, and each, a “Repurchased Share”);

WHEREAS, the Underwriting Agreement (as defined in the Share Repurchase Agreement) will reflect a price per-share to be paid by underwriters in the Secondary Offering (as defined in the Share Repurchase Agreement) of $44.20 (such price, the “Final Underwriting Price”);

WHEREAS, ING Group and the Company wish to modify the Share Repurchase Agreement so as to maintain a per-share repurchase price for the Repurchased Shares equal to the initial price per share bid by the underwriters in the Secondary Offering, which price is less than the Final Underwriting Price;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Notwithstanding Section 1.1 of the Share Repurchase Agreement, ING Group and the Company agree that (i) the price for each Repurchased Share shall be equal to $44.12 (which is calculated by subtracting $0.08 from the Final Underwriting Price); and (ii) the number of Repurchased Shares shall be equal to 13,599,274 (which is calculated by dividing $600 million by $44.12).

[signature page follows]

In witness whereof, the parties hereto have cause this Addendum to be executed and delivered as of the date first above written.

ING GROEP N.V.

By:	/s/ C. BLOKBERGEN
Name:	C. Blokbergen
Title:	Head of Corporate Legal Department

By:	/s/ PRADIPTO DAS
Name:	Pradipto Das
Title:	Authorized Representative

VOYA FINANCIAL, INC.

By:	/s/ BRIDGET M. HEALY
Name:	Bridget M. Healy
Title:	Executive Vice President and Chief Legal Officer

By:	/s/ EWOUT L. STEENBERGEN
Name:	Ewout L. Steenbergen
Title:	Executive Vice President and Chief Financial Officer

[signature page to share repurchase agreement addendum]